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                            STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement dated this 31 day of December. 1998 is made and entered into by and between AMERI-CAP MORTGAGE GROUP, INC. ("Buyer"). MAYNARD J. HELLMAN ("Seller"), and FINANTRA CAPITAL, INC., a Delaware corporation (Finantra")

                                  WITNESSETH:

         WHEREAS, the Seller owns 100% of the authorized, issued and outstanding common shares of Suncoast Title Company, Inc. (the "Corporation"), consisting of 100 shares (the Shares"), and

         WHEREAS. The Corporation is organized under the laws of the state of Florida and is engaged in providing title insurance and closing services, and

         WHEREAS, the Buyer is desirous of purchasing from the Seller 80% of the authorized, issued and outstanding shares of the Corporation and the Seller is desirous of selling same to the Buyer, and

         WHEREAS, the Buyer desires to retain the right subsequent to closing to acquire the balance of the common shares of the Corporation retained by the Seller, and

         WHEREAS, the Buyer is a subsidiary of Finantra and Finantra is a publicly traded over-the counter company, and

         WHEREAS, the Parties desire to document their representations, warranties, covenants, agreements and conditions relating to the purchase of the Shares in a written instrument.

         NOW, THEREFORE, in consideration of the mutual promises covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

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         1. RECITALS: The above and foregoing recitals are true and correct and are incorporated herein.

         2. SALE AND PURCHASE OF SHARES: The Seller shall sell. transfer and convey to the Buyer and the Buyer shall purchase and acquire from the Seller 80% of the authorized. issued and outstanding common shares of the Corporation consisting of 80 shares.

         3. PURCHASE PRICE AND METHOD OF EXCHANGE OF SHARES: The purchase price for the Shares shall be Fifty Thousand (50,000) shares of the common stock of Finantra. The Finantra shares will be transferred on the closing date to the Seller. The Seller acknowledges that THE FINANTRA COMMON STOCK BEING EXCHANGE HAVE not been registered UNDER THE SECURITIES ACT OF 1933 as amended (the "Act") for resale and may not be offered or sold except pursuant to an effective registration under the Act or to the extent applicable, Rule 144 under the Act or such other exemption from registration as may be given in an opinion of counsel acceptable to counsel for Finantra.

         4. BUYER'S ACQUISITION OF BALANCE OF SELLER'S SHARES. The balance of the Seller's shares in the Corporation not conveyed on the closing date shall be retained in the possession of the Seller and the Buyer shall acquire the balance of the Seller's shares annually as follows:

         A. Period One: The year ending December 3 l, 1999. The Seller shall exchange 5 of his remaining issued and outstanding shares of the Corporation for
12.500 shares of common stock of Finantra.

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         B. Periods Three and Four: For the calendar years ending December 31.
2000. 2001 and 2002 the Seller shall exchange 5 shares of his remaining issued and outstanding common shares of the Corporation for 12.500 shares of the common stock of Finantra.

        5. DUE DILIGENCE PERIOD AND RIGHT OF TERMINATION: The Seller and Buyer hereby acknowledge that the Buyer, as of the effective date of this Agreement. has not had the opportunity to review and evaluate all aspects of the Corporations, as represented by the Sellers. Therefore, the Buyer shall have. from the effective date of this Agreement through the end of business 10 days thereafter (Due Diligence Period) to inspect and assess all aspects of the Corporations, financial and otherwise, and to make such investigations as the Buyer deems necessary in the Buyer's sole discretion. The Seller agrees to assist the Buyer in reviewing all records of the Corporations and to aid and assist the Buyer in arranging meetings and providing documents. records. and/or information reasonably required by the Buyer or the Buyer's attorneys or other agents including accountants, in order that the Buyer may determine the viability of the transaction contemplated by this Agreement. During the Due Diligence Period, Sellers shall advise the Buyer of any negative information learned by the Sellers which would have a material, financial impact upon the Corporations. In the event the Buyer determines in its sole and absolute discretion that the business of the Sellers is not satisfactory or suitable for the Buyers acquisition for any reason, the Buyer may notify the Seller in writing by facsimile delivery, mail or hand delivery, prior to the termination of the Due Diligence Period and the Buyer may at the Buyer s sole discretion terminate this Agreement. The Buyer's failure to provide written notice of termination within the time period set forth in this section shall be deemed conclusive evidence that the Buyer has waived its right to terminate as contained herein.

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         6. CLOSING DATE: The Closing under this Agreement shall take place on or before January 15, 1999 at the Law Offices of Maynard J. Hellman, Esquire, 1100 Ponce de Leon Boulevard, Coral Gables, Florida 33134 or at such other time and place as shall be set forth in a writing signed by the Parties hereto.

         7. REPRESENTATIONS AND WARRANTIES OF SELLER: The Seller represents and warrants to the Buyer as follows:

         A. The Corporation is a validly existing Corporation in good standing under the laws of the State of Florida.

         B. The Seller and the Corporation have the power to enter into and carry out their obligations under this Agreement.

         C. The Corporation on the closing date will hold all licenses necessary to conduct the business of the Corporation and will comply with all laws, rules and regulations presently established by all governmental agencies in connection with same.

         D. The Shares being exchanged by the Seller to the Buyer are fully paid and non assessable.

         E. The aggregate number of shares that the Corporation is authorized to have outstanding as of the date hereof is 100 shares of common stock of which 100 shares are presently issued and outstanding and held in the name of the Seller.

         F. The only stock authorized to be outstanding by the Corporation is one class of common stock represented by the shares owned by the Seller.

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         G. The Seller is and will be on the closing date the sole owners of all of the authorized. issued. and outstanding shares of the common stock of the Corporation. free and clear of any and all liens and encumbrances.

         H. That as of the date of executing this Agreement. as well as on the date of closing, the Corporation shall have no debts, liabilities, or obligations for which payment needs to be made except for those debts, liabilities. and obligations disclosed on balance sheet as of the Corporations as of February 1, 1999 and those debts incurred thereafter in the ordinary course of business.

         I. The Seller does not have any knowledge or any basis for the assertion of any material liability against the Corporation not disclosed in the financial statements

         J. The Corporation is not subject to any order, judgment, decree, stipulation, or any other agreements with any governmental body or agency with respect to the Corporation unless specifically set forth in this Agreement.

         K. The Corporation is not a party to any long-term contract or commitment.

         L. Neither the Seller nor the Corporation has received notice nor have any claims been made against the Corporation or the Seller by any governmental authority to the effect that the Corporation or the business of the Corporation fails to comply in any material respect to any law. rule, regulation, or ordinance or that a license, permit, or order which is not in the possession of the Corporation is necessary for the Corporation to conduct its business.

         Neither the Seller's or the Corporation is aware of any pending or threatened claims against the Corporation from any person. firm or Corporation as of the date hereof and shall promptly notify the Buyer prior to closing should any material claims be made against them or the Corporation other

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than non-material claims arising out of the ordinary course of business or as disclosed in this agreement.

         M. On the day of closing, the Seller will have the full and unrestrictive legal and equitable title to the shares being sold to the Buyer, free and clear of all liens and encumbrances.

         N. Any action required to be taken by the Corporation in order to complete the transaction contemplated in this Agreement has been or will be by the closing date duly approved by the Board of Directors and Shareholder of the Corporation.

         O. The Seller represents that there are no liabilities, including but not limited to liabilities for federal, state, and local taxes, penalties, assessments, lawsuits or claims against the Corporations, whether such liabilities, suits, or claims are contingent or absolute, direct or indirect, matured or unmatured, which could in any way affect the assets of the Corporation, or the Corporation's ability to conduct its business.

         P. The Articles of Incorporation and By-Laws attached to this Agreement as Exhibit "A" are complete and accurate as of the date hereof and contain all amendments through the date hereof. The Minute Book; of the Corporation are complete and accurate and reflects all proceedings of Shareholders and Directors of the Corporations through the date of this Agreement.

         Q. The transfer and delivery of the Shares to the Buyer, pursuant to this Agreement, will be valid and will vest title to the Shares in the Buyer free and clear of all liens. encumbrances, conditions and restrictions of any kind.

         R. The Corporation will not issue any additional shares of its common stock prior to the closing. There are no outstanding options, contracts, commitments. warrants or other rights of any character affecting or relating in any manner to the common stock of the Corporation.

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         S. The documents, agreements. and materials delivered or to be delivered by the Seller to the Buyer in furtherance of the Buyer s Due Diligence examination of the Corporation shall be complete and accurate in all material respects and will not have been amended or modified by any oral agreements.

         T. Financial Statements: The Corporation has furnished the Buyer with Financial Statements of the Corporation as of February I, 1999. The Financial Statements fairly present the financial condition of the Corporations on such date. To the best of the Seller's knowledge. there are no matters pending which would have an adverse or material affect on the Financial Statements of the Corporations.

         The representations and warranties set forth above shall survive the closing for a period of six (6) year following the Closing Date except that and Federal or State tax liability pursuant shall survive for a period of three (3) years subsequent to the Closing Date.

         8. REPRESENTATIONS AND WARRANTIES OF THE BUYER: The Buyer represents and warrants to the Sellers as follows:

         A. The Buyer is a Corporation. duly organized and validly existing in good standing under the laws of the State of Florida with full power and authority to carry on its business.

         B. The execution, delivery, and performance of this Agreement has been duly approved or will be duly approved by all requisite corporate actions by the closing date.

         C. The Buyer has the power to enter into and carry out its obligations under this agreement.

         D. The common stock of Finantra being transferred to the Seller will be fulls paid and non-assessable.

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         E. The Buyer is not subject to any order. judgment. decree. stipulation or other agreement which would prohibit the transaction contemplated under this agreement.

         F. Any action required to be taken by the Buyer in order to complete the transaction contemplated in this agreement has been or will be by the closing date duly approved by the Board of Directors of the Buyer.

         G. The transfer and delivery of the Finantra shares contemplated under this agreement will vest title to said shares in the Sellers free of all liens, encumbrances conditions and restrictions except those pertaining to the Federal Securities Act of 1933, as amended and such State Securities laws as may be applicable.

         9. REPRESENTATIONS AND WARRANTIES OF FINANTRA: Finantra represents and warrants to the Seller as follows:

         A. Finantra is a duly organized and existing corporation under the laws of the State of Delaware and is authorized to conduct business in the state of Florida.

         B. Finantra has the power and authority to enter into this agreement and the execution. delivery and performance of this agreement has been duly approved or will be duly approved by all requisite corporate actions by the closing date.

         C. The authorized capital stock of Finantra consists of the following:

         (1) 15 million shares of Common Stock having a par value of $.001 per share of which 4,500,000 shares are issued and outstanding.

         (2) five million shares of Preferred Stock of which .959.817 shares are issued and outstanding

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         (3) five million Warrants of which as of the present date approximately
2.8 million have been granted.

         D. Finantra is a publicly traded company. whose registered shares trade in the over the counter market and to the best of its knowledge all filings with the Security and Exchange Commission or other public and private governing bodies were accurate as of the date of their filing and all reports required by 1934 Securities Act have been filed.

         E. The documents. agreements and materials delivered to the Seller in furtherance of the Seller's due diligence of Finantra and the Buyer are complete and accurate in all material respects.

         F. Finantra does not have any knowledge or any basis for the assertion of any material liability against Finantra.

         G. Finantra is not subject to any order, judgment, decree, stipulation, or any other agreements with any governmental body or agency with respect Finantra unless specifically set forth in this Agreement.

         H. On the day of closing, Finantra will have the full unrestrictive legal and equitable title to the shares being exchanged, free and clear of all liens and encumbrances.

         I. The transfer and delivery of the Exchanged Shares to the Sellers, pursuant to this Agreement. will vest title to the shares in the Sellers free and clear of all liens and encumbrances.

         J. Financial Statements: Finantra has furnished the Sellers with audited financial statements as of December 31. 1997 and unaudited statements as of June 30, 1998. The financial statements fairly present the financial condition of Finantra on such date. To the best of the Sellers

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knowledge. there are no matters pending which would have an adverse or material affect on the financial statements of Finantra.

         K. Guaranty of Obligations: The performance of all of the obligations of the Buyer as contained in this Agreement are guarantied by Finantra.

         10. CONDITIONS PRECEDENT TO CLOSING: The Buyer s obligation to close the transaction contemplated by this Agreement is subject to the following conditions:

         A. The Buyer has not terminated this Agreement during its Due Diligence Period

         B. The representations and warranties of the Parties contained in this Agreement are true and correct in all material respects on the closing date.

         C. Any and all agreements to be performed by the Parties prior to the closing date have been performed.

         In the event any of the conditions precedent to closing have not be fulfilled by the closing date. the Buyer may extend the closing date in order for the Seller to fulfill the condition or may terminate this agreement. whereupon all parties will be relieved from their obligations hereunder.

         11. INDEMNIFICATION:

         A. By Seller: Subject to the items disclosed in this Agreement. the Seller shall defend, indemnify, and hold the Buyer, the Corporations, or Finantra and any of the Buyer's or Finantra's successors and assigns ("Indemnified Party"), harmless against all damages, losses. costs, or expenses [including reasonable attorney's fees at all levels of trial or appeal incurred in defending any claim for such damage, loss. cost, or expense incurred by the Buyer or Finantra resulting from or in respect to:

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         (1) Any breach of the Seller s representations. warranties. or covenants in this Agreement or any untruth or inaccuracy thereof.

         (2) Any claim by a broker, agent, or finder alleged to be employed by. representing, or otherwise involved with the Corporation or the Sellers relating to this transaction.

         B. By Buyer: Subject to the items disclosed in this Agreement, the Buyer shall defend. indemnify, and hold the Seller. his successors and assigns ("Indemnified Party"), harmless against all damages, losses. costs. or expenses (Including reasonable attorney s fees at all levels of trial or appeal incurred in defending any claim for such damages. Loss, cost. or expense incurred by the Seller resulting from or in respect to:

         (1) Any breach of the Buyer's representations, warranties, or covenants in this Agreement or any untruth or inaccuracy thereof.

         (2) Any claim by a broker, agent, or finder alleged to be employed by. representing, or otherwise involved with the Corporation or the Buyer relating to this transaction.

         12. Notice of claims: In the event the Indemnified Party shall receive any written notice of any claim or proceeding against them the Indemnified Party shall give the Indemnifying Party written notice of any such clam or demand and the Indemnifying Party shall have the right to contest or defend any action brought against the Indemnified Party at the Indemnifying Party s own expense, provided, that should the Indemnifying Party fail to notify the Indemnified Party of the assumption of the defense of any action within 10 days of the Indemnified Party giving written notice to the Indemnifying Party. then the Indemnified Party shall have the right to take any such action it deems reasonable to defend. contest. settle or compromise any action or claim made against the Indemnified Party. If the Indemnifying Party defends any action for which indemnification is claimed, the

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Indemnified Party shall be entitled to participate at its own expense in the defense of such action; provided. however. that the Indemnifying Party shall bear the fees and e:cpenses of the Indemnified Party's counsel should there exist a conflict of interest between Indemnified Party and Indemnifying Party which would render it inappropriate for counsel selected by the Indemnifying Party to represent the Indemnified Party.

         The indemnification set forth above shall survive the closing of this transaction and shall enure to the benefit of the heirs, successors and assigns of the parties to this agreement.

         In no event shall a claim for indemnification be made by the Indemnified Party until the aggregate total of all claims under this Section exceeds $10,000.00 and then only to the extent that such claims in the aggregate exceed $10,000.00.

         13. INSTRUMENTS TO BE DELIVERED AT CLOSING: At the Closing, the following instruments shall be executed and delivered, if required.

         A. Certificates representing the Shares of the Corporation being exchanged. duly endorsed by the Seller in favor of the Buyer with all required transfer tax stamps affixed.

         B. A Resolution of the Board of Directors of the Corporation authorizing the execution and delivery of this agreement and the consummation of the transactions contemplated hereby certified as of the closing date by an officer of the Corporation as having been adopted being in full force and effect and unmodified on the closing date.

         C. An affidavit by the Seller affirming that the warranties and representations of the Seller are true and correct on the closing date.

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         D. A certificate by the Board of Directors of the Corporation to the
effect that the representations and warranties of the Corporation are true and correct in all material respects as of the closing date.

         E. Certificates representing the shares of Finantra being duly endorsed. being transferred to the Seller.

         F. A resolution of the Board of Directors of the Buyer authorizing the transaction.

         G. A resolution of the Board of Directors of Finantra authorizing the transaction.

         H. A certificate by the Board of Directors of the Buyer to the effect that the representations and warranties of the Corporation are true and correct in all material respects as of the closing date.

         I. A certificate by the Board of Directors of Finantra to the effect that the representations and warranties of the Corporation are true and correct in all material respects as of the closing date.

         J. Such other documents as may reasonably be requested by either party or their counsel.

         14. COVENANT OF FURTHER ASSURANCES: After the closing, each party to this agreement shall, at the reasonable request of the other party and without further consideration. furnish, executed and deliver such documents, instruments, certificates, notices or other further assurances as the requesting party shall reasonably request as necessary or desirable to effect complete consummation of this agreement and the transaction contemplated herein.

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         15. NOTICES: Except as otherwise provided for herein, all notices, requests. demands and other communications hereunder shall be in writing and will be deemed to have been duly given if personally delivered, or when transmitted by facsimile with confirmation of receipt from one party to the other or when received if mailed by the United States first class certified or registered mail. postage prepaid, with return receipt requested and marked delivered or refused, or via an overnight delivery service with proof of delivery or refusal of delivery, to the other parties at the following addresses:

        Finantra and Buyer:    Robert D. Press
                               1100 Ponce De Leon Blvd.
                               Coral Gables, Florida 33134

        Seller:                Maynard J. Hellman
                               1100 Ponce de Leon Blvd.
                               Coral Gables, Fl. 33134

         16. TERMINATION:

         A. This agreement may be terminated upon written notice by either party in the event the closing of the transaction contemplated by this agreement does not take place on or before March l, 1999 unless extended by a written instrument executed by all of the parties hereto.

         B. A breach of the representations and warranties of either party not cured by the closing date or extended closing date. if applicable.

         17. MISCELLANEOUS PROVISIONS:

         A. Assignment: No party may assign its obligations or rights under this agreement without the written consent of the other parties.

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         B. Modification: There are no other agreements, promises or undertakings between the parties except as specifically set forth herein. No alteration. change, modification or amendment to this agreement shall be made except in writing and signed by the parties hereto.

         C. Severability: If any provision or paragraph of this agreement is deemed to be unlawful or unenforceable by any court. administrative agency or statute, law or ordinance, the said provision or paragraph shall be severed from this agreement without affecting the enforceability of the remainder of this agreement. The parties shall make a good faith effort to redraft the severed provision or paragraph consistent with the party s original intention but in such a way as to be lawful and enforceable.

         D. Binding Effect: This agreement supersedes and cancels any and all other agreements referring to the subject matter herein. This agreement shall be binding upon and inure to the benefit of the respective parties, their successors and assigns, if applicable as well as to the heirs and legal representatives of the parties hereto, if applicable.

         E. Construction: This agreement shall be construed and enforced under the laws of the state of Florida.

         F. Counterparts: This agreement may be executed in several counterparts, each of which shall be deemed an original but all of which counterparts collectively shall constitute one instrument representing the agreement between the parties.

         G. Captions and Headings: The captions and headings of each section or subsection in this agreement are for convenience of reference only and shall in no manner or way whatsoever effect the interpretation or meaning of such section or subsection.

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         H. Exhibits: The exhibits attached hereto together with all documents incorporated by reference herein form an integral part of this agreement and are hereby incorporated herein wherever reference is made to them to the same extent as if they were set out in full at the point at which such reference is made.

         I. Attorney's Fees: The prevailing party in any litigation arising out of the terms of this agreement shall be entitled to reimbursement of reasonable attorney s fees and costs at the trial and appellate court level.

         IN WITNESS WHEREOF, the parties have hereunto executed this agreement the date above written.


AMERI-CAP MORTGAGE GROUP, INC.

By:
   ----------------------------------
  MAYNARD J. HELLMAN, Vice President


-------------------------------------
        MAYNARD J. HELLMAN

FINANTRA CAPITAL, INC.

By:
    ---------------------------------
    ROBERT D. PRESS, President



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